As filed with the Securities and Exchange Commission on March 23, 2023.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Finch Therapeutics Group, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	82-3433558
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

200 Inner Belt Road, Suite 400

Somerville, Massachusetts 02143

(617) 229-6499

(Address of principal executive offices) (Zip code)

Finch Therapeutics Group, Inc. 2021 Equity Incentive Plan

Finch Therapeutics Group, Inc. 2021 Employee Stock Purchase Plan

(Full titles of the plans)

Mark Smith, Ph.D.

Chief Executive Officer

Finch Therapeutics Group, Inc.

200 Inner Belt Road, Suite 400

Somerville, Massachusetts 02143

(617) 229-6499

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Marc Rubenstein

William Michener

Ropes & Gray LLP

Prudential Tower

800 Boylston Street

Boston, MA 02199-3600

(617) 951-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

REGISTRATION OF ADDITIONAL SHARES

PURSUANT TO GENERAL INSTRUCTION E

Finch Therapeutics Group, Inc. (the “Registrant”) is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register (i) 2,402,679 additional shares of its common stock under the 2021 Equity Incentive Plan (the “2021 Plan”), pursuant to the provisions of the 2021 Plan providing for an automatic increase in the number of shares common stock reserved and available for issuance under the 2021 Plan on January 1, 2023, and (ii) 480,535 additional shares of its common stock under the 2021 Employee Stock Purchase Plan (the “2021 ESPP”), pursuant to the provisions of the 2021 ESPP providing for an automatic increase in the number of shares of common stock reserved and available for issuance under the 2021 ESPP on January 1, 2023. Pursuant to General Instruction E to Form S-8, the Registrant incorporates by reference, except to the extent supplemented, amended or superseded by the information set forth herein, into this Registration Statement the entire contents of its Registration Statement on Form S-8 (File No. 333-254773) filed with the Commission on March 26, 2021.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 8.	EXHIBITS

		Incorporated by Reference
Exhibit Number	Description	Schedule Form	File Number	Exhibit	Filing Date

4.1	Amended and Restated Certificate of Incorporation of Finch Therapeutics Group, Inc.	8-K	001-40227	3.1	March 23, 2021

4.2	Amended and Restated Bylaws of Finch Therapeutics Group, Inc.	8-K	001-40227	3.2	March 23, 2021

4.3	Form of Common Stock Certificate.	S-1/A	333-253622	4.2	March 15, 2021

5.1*	Opinion of Ropes & Gray LLP.

23.1*	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Ropes & Gray LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page of this Form S-8).

99.1	2021 Equity Incentive Plan and forms of agreements thereunder.	S-8	333-254773	4.5	March 26, 2021

99.2	2021 Employee Stock Purchase Plan.	S-8	333-254773	4.6	March 26, 2021

107*	Filing fee table.

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Somerville, Massachusetts, on this 23rd day of March, 2023.

FINCH THERAPEUTICS GROUP, INC.

By:	/s/ Mark Smith
Name:	Mark Smith, Ph.D.
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mark Smith and Marc Blaustein, each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Mark Smith	Chief Executive Officer and Director	March 23, 2023
Mark Smith, Ph.D.	(Principal Executive Officer)

/s/ Marc Blaustein	Chief Operating Officer	March 23, 2023
Marc Blaustein	(Principal Financial Officer and Principal Accounting Officer)

/s/ Susan Graf	Chairman of the Board of Directors	March 23, 2023
Susan Graf

/s/ Domenic Ferrante	Director	March 23, 2023
Domenic Ferrante

/s/ Chris Shumway	Director	March 23, 2023
Chris Shumway

/s/ Nicholas Haft	Director	March 23, 2023
Nicholas Haft

/s/ Christian Lange	Director	March 23, 2023
Christian Lange

/s/ Jeffery Smisek	Director	March 23, 2023
Jeffery Smisek

/s/ Jo Viney	Director	March 23, 2023
Jo Viney, Ph.D.